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                                                                Rule 424(b)(2)
                                                    Registration No. 333-45211

PRICING SUPPLEMENT NO. 21    DATED:  06-03-99

(To Prospectus Dated February 17, 1998 as supplemented by Prospectus Supplement Dated March 30, 1998, as supplemented by a Supplement dated May 21, 1999)



                                U.S. BANCORP

                    Medium-Term Notes, Series J (Senior)
                 Medium-Term Notes, Series K (Subordinated)

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CUSIP: 91159H FA3                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $30,000,000.00/99.944%

Series:                                 Proceeds to the Company: $29,983,200.00

[X] Series J (Senior)                   Interest Rate/Initial Interest Rate: T.B.D. 06-04-99
[_] Series K (Subordinated)
                                        Interest Payment Dates: Monthly on the 8th
Form of Note:
                                        Regular Record Dates: 15 calendar days prior to payment date
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 business days prior

Principal Amount: $30,000,000.00        Interest Reset Dates: Monthly on the 8th

Trade Date: 06-03-99                    Index Source: Telerate 3750

Original Issue Date: 06-08-99           Index Maturity: 1 month

Maturity Date: 06-07-02                 Spread: +.15%

Interest Rate Basis (and,               Spread Multiplier:
if applicable, related
Interest Periods):                      Maximum Interest Rate:

[_] Fixed Rate Notes                    Minimum Interest Rate:
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note             Day Count: A/360
[X] LIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                         Original Issue Discount:        %
[_] CD Rate Note
[_] Treasury Rate Note                          Yield to Maturity:              %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                                Original Issue Discount Notes:

Other Terms:
ALL-IN=LIBOR + 17 bps                               [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Agent: Lehman Brothers                                  payable upon any redemption or acceleration of
Agent's Commission: $16,800.00                          the maturity thereof.
                                                        [_] For Federal income tax purposes only.


                                                Is the record or beneficial owner a California resident?
                                                        Yes        No  X
                                                            ---       ---

                                                /s/ BRETT BOUSHELE
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